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                                                                    EXHIBIT 10.1


                                COOPERATIVE BANK
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         This SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (this "Agreement") is entered into as of this 1st day of January, 2008, by and between Cooperative Bank (the "Bank") and Frederick Willetts, III (the "Executive").

         WHEREAS, the Executive has contributed substantially to the success of the Bank and the Bank desires that the Executive continue in its employ;

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank had previously entered into the Executive Indexed Retirement Agreement (January 17, 2012) with the Executive (the "Prior Agreement");

         WHEREAS, the Bank wishes to restate the prior agreement to ensure that the Executive will receive benefits consistent with the projections considered by the parties when the Agreement was originally entered into and to ensure consistency with the benefits of similarly situated executives employed by institutions in the Bank's peer group;

         WHEREAS, the parties hereto intend that this Agreement shall be considered an unfunded arrangement payable from the Bank's general assets and maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

         NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Executive and the Bank hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         ACCRUAL BALANCE means, as of any date, the liability that should be accrued by the Bank under generally accepted accounting principles ("GAAP") for the Bank's obligation to the Executive under this Agreement determined without regard to the amount actually accrued by the Bank as of such date. The Accrual Balance shall be calculated using an interest rate assumption determined by the Plan Administrator in a manner consistent with reasonable standards according to GAAP. Notwithstanding anything in this Plan to the contrary, for purposes of determining the amount payable to the Executive under any provision of the Agreement, the Accrual Balance shall never be less than the amount accrued by the Bank as of December 31, 2007 with respect to the Bank's obligation to the Executive under the Prior Agreement.

         BENEFICIARY means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive, determined according to Article 3.

         BENEFICIARY DESIGNATION FORM means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

         CHANGE IN CONTROL shall mean a change in control as defined in Internal Revenue Code Section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, including -


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         (a)      CHANGE IN OWNERSHIP: a change in ownership of Cooperative
                  -------------------
                  Bankshares, Inc., a corporation of which the Bank is a wholly owned subsidiary, occurs on the date any one person or group accumulates ownership of Cooperative Bankshares, Inc. stock constituting more than 50% of the total fair market value or total voting power of Cooperative Bankshares, Inc. stock,

         (b)      CHANGE IN EFFECTIVE CONTROL: (i) any one person or more than
                  ---------------------------
                  one person acting as a group acquires within a 12-month period ownership of Cooperative Bankshares, Inc. stock possessing 30% or more of the total voting power of Cooperative Bankshares, Inc. stock, or (ii) a majority of Cooperative Bankshares, Inc.'s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of Cooperative Bankshares, Inc.'s board of directors, or

         (c)      CHANGE IN OWNERSHIP OF A SUBSTANTIAL PORTION OF ASSETS:  a
                  ------------------------------------------------------
                  change in ownership of a substantial portion of Cooperative Bankshares, Inc.'s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires from Holding Company assets having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of Cooperative Bankshares, Inc.'s assets immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of Cooperative Bankshares, Inc.'s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

         CODE means the Internal Revenue Code of 1986, as amended, and rules, regulations, and guidance of general application issued thereunder by the Department of the Treasury.

         CONSIDERED COMPENSATION means, on any date, the highest rate of annual base salary received by the Executive during the 60-month period preceding such date.

         DISABILITY means, because of a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of at least 12 months, (i) the Executive is unable to engage in any substantial gainful activity, or (ii) the Executive is receiving income replacement benefits for a period of at least three months under an accident and health plan of the employer. Medical determination of disability may be made either by the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank. Upon request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration's or provider's determination.

         EARLY TERMINATION means Separation from Service before Normal Retirement Age for reasons other than death, Disability, or Termination for Cause. Early Termination shall also exclude Separation from Service after a Change in Control.

         EFFECTIVE DATE means January 1, 2008.

         NORMAL RETIREMENT AGE means the Executive's 65th birthday.

         PLAN ADMINISTRATOR or ADMINISTRATOR means the plan administrator described in Article 7.

         PLAN YEAR means a twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the effective date of this Agreement.

         SEPARATION FROM SERVICE means the Executive's service as an executive to the Bank and any member of a controlled group, as defined in Code Section 414, terminates for any reason, other than because of a leave of absence approved by the Bank or the Executive's death. For purposes of this Agreement, if there is a dispute about the employment status of the Executive or the date of the Executive's Separation from Service, the Bank shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

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         TERMINATION FOR CAUSE and CAUSE shall have the same meaning specified in any effective severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Bank and/or Cooperative Bankshares, Inc.. If the Executive is not a party to a severance or employment agreement containing a definition of termination for cause, Termination for Cause means the Bank terminates the Executive's employment for any of the following reasons -

         (a) the Executive's gross negligence or gross neglect of duties or intentional and material failure to perform stated duties after written notice thereof, or

         (b) disloyalty or dishonesty by the Executive in the performance of the Executive's duties, or a breach of the Executive's fiduciary duties for personal profit, in any case whether in the Executive's capacity as a director or officer, or

         (c) intentional wrongful damage by the Executive to the business or property of the Bank or its affiliates, including without limitation the reputation of the Bank, which in the judgment of the Bank causes material harm to the Bank or affiliates, or

         (d) a willful violation by the Executive of any applicable law or significant policy of the Bank or an affiliate that, in the Bank's judgment, results in an adverse effect on the Bank or the affiliate, regardless of whether the violation leads to criminal prosecution or conviction. For purposes of this Agreement applicable laws include any statute, rule, regulatory order, statement of policy, or final cease-and-desist order of any governmental agency or body having regulatory authority over the Bank, or

         (e) an intentional act of fraud, embezzlement, or theft by the Executive in the course of employment. For purposes of this Agreement no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive's part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of the Bank, or

         (f) the Executive is removed from office or permanently prohibited from participating in the Bank's affairs by an order issued under section 8(e)(4) or section 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

         (g) conviction of the Executive for or plea of no contest to a felony or conviction of or plea of no contest to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive for 45 consecutive days or more.

         YEARLY BENEFIT AMOUNT means an amount calculated as of the first date the Executive becomes entitled to receive a payment under this Plan following his Separation from Service (i) on or after attaining Normal Retirement Age,
(ii) by reason of his Disability or (iii) following a Change in Control, by:

         (a) multiplying 75% times the Executive's Considered Compensation (determined as of the effective date of his Separation from Service); and by

         (b)      subtracting from such result the following items:

                  (i) one-half of the annual amount payable (before any earnings reduction) to the Executive as a primary Social Security retirement benefit at age 65;

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                  (ii)     the annual benefit payable to the Executive as a
                           single life annuity under any tax-qualified defined benefit pension plan of the Bank in which the Executive was a participant during his period employment with the Bank; and

                  (iii) the annual benefit that would be payable to the Executive under any tax-qualified defined contribution plan of the Bank, such as a 401(k) plan, if the Executive received the balance to his account under such plan(s) in the form of an actuarially equivalent single-life annuity; provided, however, that the amount considered in the determination of such annuity shall be limited to amounts actually contributed by the Bank to such plan(s) on the Executive's behalf in the form of matching or other contributions and any earnings thereon. In no event shall the determination required by this paragraph consider any individual contributions made by the Executive (including elective deferrals, salary reduction contributions or other amounts) and the earnings thereon.

If the Executive would be entitled to a benefit described in clauses (i)-(iii) of (b) above but for his failure to apply for such benefit, the determination of the Executive's Yearly Benefit Amount will be made as if the Executive had applied for and received the benefit. Changes in a benefit described in described in clauses (i)-(iii) of (b) above that occur after commencement of the Executive's benefit under this Plan because of changes in the plan or program under which the benefit is provided or because of cost of living adjustments will not change the amount of the reduction determined above. The calculation of the actuarial equivalent of any benefit necessary to the determination of the Executive's Yearly Benefit Amount shall be determined by reference to the discount rates, mortality tables and other assumptions expressed in Section 417(e) of the Code.

                                    ARTICLE 2
                                LIFETIME BENEFITS

         2.1      NORMAL RETIREMENT BENEFIT. Upon the Executive's Separation
                  -------------------------
from Service on or after attaining Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this section 2.1 instead of any other benefit under this Agreement.

         2.1.1    AMOUNT OF BENEFIT. The annual benefit under this Section 2.1
                  -----------------
                  is the Yearly Benefit Amount.

         2.1.2    PAYMENT OF BENEFIT. Beginning with the month immediately after
                  ------------------
                  the month in which the Executive's Separation of Service occurs, the Bank shall commence payment of the Yearly Benefit Amount to the Executive in equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 24 years.

         2.2      EARLY TERMINATION BENEFIT. Upon the Executive's Early
                  -------------------------
Termination, the Bank shall pay to the Executive the benefit described in this
Section 2.2 instead of any other benefit under this Agreement.

         2.2.1    AMOUNT OF BENEFIT. The benefit under this Section 2.2 is the
                  -----------------
                  Accrual Balance existing at the end of the month immediately before the month in which Early Termination occurs.

         2.2.2    PAYMENT OF BENEFIT. The Bank shall pay the benefit under this
                  ------------------
                  Section 2.2 to the Executive in a lump sum not later than thirty (30) days following his Early Termination.

         2.3      DEATH OR DISABILITY BENEFIT. Upon the Executive's Separation
                  ---------------------------
from Service by reason of Disability or the Executive's death prior to his Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

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         2.3.1    AMOUNT OF BENEFIT. The annual benefit under this Section 2.3
                  -----------------
                  is the Yearly Benefit Amount determined as of the date of the Executive's Disability or death.

         2.3.2    PAYMENT OF BENEFIT. Beginning with the month immediately
                  ------------------
                  following the month in which the Executive's Disability or death occurs, the Bank shall pay the Yearly Benefit Amount to the Executive (or his Beneficiary) in equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive (or his beneficiary) for 24 years.

         2.4      CHANGE-IN-CONTROL BENEFIT. If a Change in Control occurs
                  -------------------------
before the Executive's Normal Retirement Age and thereafter, the Executive has a Separation from Service, the Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement.

         2.4.1    AMOUNT OF BENEFIT: The benefit under this Section 2.4 is the
                  -----------------
                  Normal Retirement Age Accrual Balance that would be required by Section 2.1 to pay the Executive the Yearly Benefit Amount determined by reference to his Considered Compensation at the Change in Control effective date, without discount for the time value of money.

         2.4.2    PAYMENT OF BENEFIT: The Bank shall pay the benefit under
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                  Section 2.4 of this Agreement to the Executive in a lump sum not later than ten (10) days after the Separation from Service occurs.

         2.5      LUMP-SUM PAYMENT OF NORMAL RETIREMENT BENEFIT, EARLY
                  ----------------------------------------------------
TERMINATION BENEFIT, OR DISABILITY BENEFIT BEING PAID TO THE EXECUTIVE WHEN A
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CHANGE IN CONTROL OCCURS. If, when a Change in Control occurs, the Executive is
------------------------
receiving the Normal Retirement Age benefit under Section 2.1, the Bank shall pay the remaining salary continuation benefits to the Executive in a lump sum not later than ten (10) days after the effective date of the Change in Control. If, when a Change in Control occurs, the Executive is receiving or is entitled to receive the benefit under Sections 2.2 or 2.3, the Bank shall pay the remaining salary continuation benefits to the Executive in a lump sum not later than ten (10) days after the effective date of the Change in Control. The lump-sum payment due to the Executive as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to the particular benefit when the Change in Control occurs.

         2.6      ANNUAL BENEFIT STATEMENT. Within 120 days after the end of
                  ------------------------
each Plan Year the Plan Administrator shall provide or cause to be provided to the Executive an annual benefit statement showing benefits payable or potentially payable to the Executive under this Agreement. Each annual benefit statement shall supersede the previous year's annual benefit statement. If there is a contradiction between this Agreement and the annual benefit statement concerning the amount of a particular benefit payable or potentially payable to the Executive, then the amount of the benefit determined under the Agreement shall control.

         2.7     SAVINGS CLAUSE RELATING TO COMPLIANCE WITH CODE SECTION 409A.
                 ------------------------------------------------------------
Despite any contrary provision of this Agreement, if, when the Executive's employment terminates, the Executive is a "specified employee," as defined in Code Section 409A, and if any payments under Article 2 of this Agreement will result in additional tax or interest to the Executive because of Section 409A, the Executive shall not be entitled to the payments under Article 2 until the earliest of (i) the date that is at least six months after termination of the Executive's employment for reasons other than the Executive's death, (ii) the date of the Executive's death, or (iii) any earlier date that does not result in additional tax or interest to the Executive under Section 409A. If any provision of this Agreement would subject the Executive to additional tax or interest under Section 409A, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest.

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                                    ARTICLE 3
                                  BENEFICIARIES

         3.1   BENEFICIARY DESIGNATIONS. The Executive shall have the right to
               ------------------------
designate at any time a Beneficiary to receive any benefits payable under this Agreement at the Executive's death. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Executive participates.

         3.2   BENEFICIARY DESIGNATION CHANGE. The Executive shall designate a
               ------------------------------
Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Executive's death.

         3.3   ACKNOWLEDGMENT. No designation or change in designation of a
               --------------
Beneficiary shall be effective until received, accepted, and acknowledged in writing by the Plan Administrator or its designated agent.

         3.4   NO BENEFICIARY DESIGNATION. If the Executive dies without a valid
               --------------------------
beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

         3.5   FACILITY OF PAYMENT. If a benefit is payable to a minor, to a
               -------------------
person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Bank may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for the benefit.

                                    ARTICLE 4
                               GENERAL LIMITATIONS

         4.1   TERMINATION FOR CAUSE. Despite any contrary provision of this
               ---------------------
Agreement, the Bank shall not pay any benefit under this Agreement and this Agreement shall terminate if the Executive's Separation from Service is a Termination for Cause.

         4.2   REMOVAL. If the Executive is removed from office or permanently
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prohibited from participating in the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

         4.3   DEFAULT. Despite any contrary provision of this Agreement, if the
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Bank is in "default" or "in danger of default," as those terms are defined in section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

                                       6

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                                    ARTICLE 5
                          CLAIMS AND REVIEW PROCEDURES

         5.1      CLAIMS PROCEDURE.  A person or beneficiary ("claimant") who
                  ----------------
has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows -

         5.1.1    INITIATION - WRITTEN CLAIM. The claimant initiates a claim by
                  --------------------------
                  submitting to the Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after the notice was received by the claimant. All other claims must be made within 180 days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

         5.1.2    TIMING OF BANK RESPONSE. The Bank shall respond to the
                  -----------------------
                  claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank may extend the response period by an additional 90 days by notifying the claimant in writing before the end of the initial 90-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Bank expects to render its decision.

         5.1.3    NOTICE OF DECISION. If the Bank denies part or all of the
                  ------------------
                  claim, the Bank shall notify the claimant in writing of the denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth -

                  5.1.3.1  the specific reasons for the denial,

                  5.1.3.2 a reference to the specific provisions of the Agreement on which the denial is based,

                  5.1.3.3 a description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  5.1.3.4 an explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

                  5.1.3.5 a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

         5.2      REVIEW PROCEDURE.  If the Bank denies part or all of the
                  ----------------
claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows -

         5.2.1    INITIATION - WRITTEN REQUEST. To initiate the review, the
                  ----------------------------
                  claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

         5.2.2    ADDITIONAL SUBMISSIONS - INFORMATION ACCESS. The claimant
                  -------------------------------------------
                  shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

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

         5.2.3    CONSIDERATIONS ON REVIEW. In considering the review, the Bank
                  ------------------------
                  shall take into account all materials and information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

         5.2.4    TIMING OF BANK RESPONSE. The Bank shall respond in writing to
                  -----------------------
                  the claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank may extend the response period by an additional 60 days by notifying the claimant in writing before the end of the initial 60-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Bank expects to render its decision.

         5.2.5    NOTICE OF DECISION. The Bank shall notify the claimant in
                  ------------------
                  writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth -

                  5.2.5.1  the specific reason for the denial,

                  5.2.5.2 a reference to the specific provisions of the Agreement on which the denial is based,

                  5.2.5.3 a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  5.2.5.4 a statement of the claimant's right to bring a civil action under ERISA section 502(a).

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1      AMENDMENTS AND TERMINATION. This Agreement may be amended
                  --------------------------
solely by a written agreement signed by the Bank and by the Executive, and except for termination occurring under Article 4 this Agreement may be terminated solely by a written agreement signed by the Bank and by the Executive.

         6.2      BINDING EFFECT. This Agreement shall bind the Executive, the
                  --------------
Bank, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

         6.3      NO GUARANTEE OF EMPLOYMENT. This Agreement is not an
                  --------------------------
employment policy or contract. It does not give the Executive the right to remain an employee of the Bank nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee or interfere with the Executive's right to terminate employment at any time.

         6.4     NON-TRANSFERABILITY. Benefits under this Agreement may not be
                 -------------------
sold, transferred, assigned, pledged, attached, or encumbered.

         6.5     SUCCESSORS; BINDING AGREEMENT. By an assumption agreement in
                 -----------------------------
form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement had no succession occurred.

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

         6.6     TAX WITHHOLDING. The Bank shall withhold any taxes that are
                 ---------------
required to be withheld from the benefits provided under this Agreement.

         6.7     APPLICABLE LAW. This Agreement and all rights hereunder shall
                 --------------
be governed by the laws of the State of North Carolina, except to the extent preempted by the laws of the United States of America.

         6.8     UNFUNDED ARRANGEMENT. The Executive and Beneficiary are general
                 --------------------
unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay benefits. Rights to benefits are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

         6.9     ENTIRE AGREEMENT. This Agreement constitutes the entire
                 ----------------
agreement between the Bank and the Executive concerning the subject matter. No rights are granted to the Executive under this Agreement other than those specifically set forth. This Agreement is intended for all purposes as a complete amendment and restatement of the Prior Agreement.

         6.10    SEVERABILITY. If any provision of this Agreement is held
                 ------------
invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision not held invalid, and the remainder of such provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

         6.11    HEADINGS. Caption headings and subheadings herein are included
                 --------
solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         6.12    NOTICES. All notices, requests, demands and other
                 -------
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. If to the Bank, notice shall be given to the Board of Directors, Cooperative Bankshares, Inc., 201 Market Street, Wilmington, NC 28401, or to such other or additional person or persons as the Bank shall have designated to the Executive in writing. If to the Executive, notice shall be given to the Executive at the Executive's address appearing on the Bank's records, or to such other or additional person or persons as the Executive shall have designated to the Bank in writing.

         6.13    PAYMENT OF LEGAL FEES. The Bank is aware that after a Change in
                 ---------------------
Control management of the Bank could cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or could institute or cause or attempt to cause the Bank to institute litigation seeking to have this Agreement declared unenforceable, or could take or attempt to take other action to deny Executive the benefits intended under this Agreement. The Bank desires that the Executive not be forced to negotiate settlement of rights under this Agreement under threat of incurring expenses. Accordingly, if, after a Change in Control occurs, it appears to the Executive that (i) the Bank has failed to comply with any of its obligations under this Agreement, or (ii) the Bank or any other person has taken any action to declare this Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder, the Bank irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the Bank's expense as provided in this Section 6.13, to represent the Executive in the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder, or other person affiliated with the Bank, in any jurisdiction. The Bank's obligation to pay the Executive's legal fees and related expenses provided by this Section 6.13 operates separately from and in addition to any legal fee reimbursement obligation the Bank may have with the Executive under any separate employment, severance, or other agreement between the Executive and the Bank. Despite any contrary provision within this Agreement, however, the Bank shall not be required to pay or reimburse the Executive's legal expenses if doing so would violate section 18(k) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)] and the regulations issued thereunder.

                                    ARTICLE 7
                           ADMINISTRATION OF AGREEMENT

         7.1     PLAN ADMINISTRATOR DUTIES. This Agreement shall be administered
                 -------------------------
by a Plan Administrator consisting of the Bank's board of directors or such committee or person(s) as the board shall appoint. The Plan Administrator shall also have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

         7.2     AGENTS. In the administration of this Agreement, the Plan
                 ------
Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

         7.3     BINDING EFFECT OF DECISIONS. The decision or action of the Plan
                 ---------------------------
Administrator concerning any question arising out of the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted actuarial or accounting related assumptions.

         7.4     INDEMNITY OF PLAN ADMINISTRATOR. The Bank shall indemnify and
                 -------------------------------
hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

         IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Bank have executed this Supplemental Executive Retirement Agreement as of the date first written above.


                                         COOPERATIVE BANK


                                         /s/ James D. Hundley
                                         ---------------------------------------

                                         Name:  James D. Hundley
                                                --------------------------------

                                         Title: Chairman, Personnel Committee,
                                                --------------------------------
                                                Board of Directors



                                         /s/ Frederick Willetts, III
                                         ---------------------------------------
                                         Frederick Willetts, III

                                COOPERATIVE BANK
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                             BENEFICIARY DESIGNATION


I, Frederick Willetts, III, designate the following as beneficiary of any death benefits under this Supplemental Executive Retirement Agreement -

Primary:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent:
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement. I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature:                                      Date:
           ----------------------------------         -------------------

Accepted by the Bank this      day of                       , 2008
                          ----        ----------------------

By:
               -------------------------------------------
Print Name:
               -------------------------------------------
Title:
               -------------------------------------------





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